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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-3 of Kroll Inc. of our report dated August 30, 2002 (September 5, 2002 as to Note 16), relating to the combined financial statements of Zolfo Cooper, LLC and Affiliates for the year ended December 31, 2001, appearing in the Form 8-K/A of Kroll Inc. dated September 5, 2002.


Deloitte & Touche LLP
New York, New York


September 5, 2002